SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2016

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 5, 2016, Derma Sciences, Inc. (the “Company”), and DP Merger Sub One, LLC, its wholly owned subsidiary, completed the previously announced acquisition of BioD, LLC (“BioD”), for $21.3 million in cash and stock (“Closing Payment”), subject to certain adjustments, as well as potential product regulatory milestone payments in the aggregate estimated to be up to $30.0 million and earn outs based on incremental net sales growth of up to $26.5 million, all pursuant to the terms of the merger agreement dated July 27, 2016 (the “Merger Agreement”) described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2016. In connection with the Closing Payment, the Company paid $13,845,256 in cash and issued an aggregate of 1,788,125 shares (“Merger Shares”) of the Company’s common stock, at a value of $4.1692 per share, representing the 10-day VWAP for the period immediately preceding execution of the Merger Agreement. The holders of the Merger Shares do not have resale registration rights and the Merger Shares are subject to a lock-up period expiring on February 5, 2017. In addition, any shares of common stock that may be issued in connection with the payment of any earn out provisions will be subject to a 30 day lock-up period from the date of any such issuance.

Prior to its acquisition by the Company, BioD was a privately held company engaged in the development and commercialization of novel proprietary regenerative medicine products derived from placental/birth tissues for use in a broad range of clinical applications, including orthopedic, spine and ophthalmic channels. In addition, the Company was a party to a license, market development and commercialization agreement with BioDLogics, LLC, a wholly owned subsidiary of BioD, relating to certain human placental based products. Following the acquisition, BioD will operate as a wholly owned subsidiary of the Company.

On August 5, 2016, the Company also completed a private placement (the “Private Placement”) to certain former BioD equity holders (the “Placement Investors”), of an aggregate of 551,665 shares (the “Placement Shares”) of the Company’s common stock at a price of $4.1692 per share for gross proceeds of $2.3 million, pursuant to the terms and conditions of a Stock Purchase Agreement, dated as of July 27, 2016 (the “Stock Purchase Agreement”). The Company has an obligation to file a resale registration statement on behalf of the Placement Investors for the Placement Shares by October 24, 2016 and to use its best efforts to have such resale registration statement declared effective by November 23, 2016.

The foregoing descriptions of the Merger Agreement and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the form of Stock Purchase Agreement, as the case may be, copies of which are attached hereto as Exhibits 2.1 and 10.1, respectively. The Company is seeking confidential treatment for certain portions of the Merger Agreement pursuant to a Confidential Treatment Request submitted to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02	Unregistered Sales of Equity Securities

The information under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Merger Shares and the Placement Shares were made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Merger Shares and the Placement Shares are restricted from transfer, except pursuant to an effective registration statement under the Securities Act or an available exemption from such registration.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as an amendment to this report as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as an amendment to this report as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01 of Form 8-K.

(d) Exhibits

The following exhibit are included with this report:

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated July 27, 2016.†

10.1	Form of Stock Purchase Agreement, dated July 27, 2016.

*	All schedules (and similar attachments) to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish a supplemental copy of any omitted schedule to the SEC.

†	Portions of this exhibit have been redacted and are subject to a Confidential Treatment Request filed with the Secretary of the SEC pursuant to Rule 24b-2 under the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Executive Vice President, Finance and Chief Financial Officer

August 11, 2016

EXHIBIT INDEX

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated July 27, 2016.†

10.1	Form of Stock Purchase Agreement, dated July 27, 2016.

*	All schedules (and similar attachments) to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish a supplemental copy of any omitted schedule to the SEC.

†	Portions of this exhibit have been redacted and are subject to a Confidential Treatment Request filed with the Secretary of the SEC pursuant to Rule 24b-2 under the Exchange Act.